Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of W. P. Carey Inc. of our report dated February 24, 2022 relating to the financial statements and financial statement schedules of Corporate Property Associates 18 – Global Incorporated, which appears in W. P. Carey Inc’s Current Report on Form 8-K filed with the SEC on March 1, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
May 2, 2022
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